UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 27, 2015

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Yahoo! Inc. (the “Company”) and Microsoft Corporation (“Microsoft”) have entered into the Tenth Amendment effective as of March 23, 2015 (the “Tenth Amendment”) to the Search and Advertising Services and Sales Agreement, dated as of December 4, 2009 (the “Search Agreement”), by and between the Company and Microsoft. As described in the Company’s Form 10-K filed on February 27, 2015, the Company, in addition to other termination rights, had the right to terminate the Search Agreement, during the 30-day period following February 23, 2015, if the trailing 12-month average of the Company’s revenue per search in the United States (the “U.S. RPS”) on Yahoo Properties is less than a specified percentage of Google’s trailing 12-month estimated average U.S. RPS, excluding, in each case, mobile devices. Pursuant to the Tenth Amendment, the parties mutually agreed to amend the Search Agreement to extend the 30-day period referenced above to be the 60-day period following February 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Ronald S. Bell
Ronald S. Bell
General Counsel and Secretary

Date: March 27, 2015